     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1995

                                                      REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          INTERNATIONAL PAPER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      NEW YORK                                     NO. 13-0872805
(STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------

                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                          INTERNATIONAL PAPER COMPANY
                               STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                            ------------------------

                             JAMES W. GUEDRY, ESQ.
                    SECRETARY AND ASSOCIATE GENERAL COUNSEL
                          INTERNATIONAL PAPER COMPANY
                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                                 (914) 397-1500
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                             OF AGENT FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:

July 27, 1995

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED            PROPOSED
         TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING    MAXIMUM AGGREGATE         AMOUNT OF
          TO BE REGISTERED              REGISTERED(3)(4)    PRICE PER SHARE     OFFERING PRICE       REGISTRATION FEE
Common Stock of International
Paper Company ($1.00 par value) .....     5,000,000            $83.44(1)          $417,200,000         $143,862.07
Common Share Purchase
Rights(2) ...........................         (2)                 (2)                 (2)                  $100

(1) Estimated solely for the purpose of determining the registration fee, and based upon the average of the high and low prices on July 24, 1995, as reported in the consolidated reporting system.

(2) Each share of Common Stock offered pursuant to this Registration Statement will be accompanied by one Common Share Purchase Right. The Common Share Purchase Rights are also being registered by this Registration Statement. The $100 Registration Fee paid with respect to the Common Share Purchase Rights represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

(3) Pursuant to Rule 429, Registration Statement No. 33-28630, as it relates to the balance of the Common Stock for the International Paper Company Stock Option Plan, which is 292,672 shares of Common Stock, and all references therein, is incorporated by reference into this Registration Statement upon its effectiveness.

(4) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in Paragraph 6 of the International Paper Company Long-Term Incentive Compensation Plan, for any stock dividend, split-up, reclassification or other analogous changes in capitalization or any distribution to holders of International Paper Company stock.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS.

      (5)  -- Opinion of Counsel

     (23)  -- (a) Consent of Independent Public Accountants.

              (b) Consent of Counsel (see Exhibit 5).

     (24)  -- Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International Paper Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Purchase, State of New York, on the 27th day of July, 1995.

                                          INTERNATIONAL PAPER COMPANY
                                          (Registrant)

                                          By:         /s/ JAMES W. GUEDRY
                                              ---------------------------------
                                                       James W. Guedry
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of July, 1995, by the following persons in the capacities indicated.

              SIGNATURE                                 TITLE
- --------------------------------------  --------------------------------------
         /s/ JOHN A. GEORGES            Director and Chairman of the Board and
- --------------------------------------  Chief Executive Officer
           John A. Georges


         /s/ JOHN T. DILLON*            Executive Vice President and Director
- --------------------------------------
            John T. Dillon

        /s/ WILLARD C. BUTCHER          Director
- --------------------------------------
          Willard C. Butcher

         /s/ ROBERT J. EATON*           Director
- --------------------------------------
           Robert J. Eaton

        /s/ STANLEY C. GAULT*           Director
- --------------------------------------
           Stanley C. Gault

        /s/ THOMAS C. GRAHAM*           Director
- --------------------------------------
           Thomas C. Graham

        /s/ ARTHUR G. HANSEN*           Director
- --------------------------------------
           Arthur G. Hansen

        /s/ DONALD F. MCHENRY*          Director
- --------------------------------------
          Donald F. McHenry

        /s/ PATRICK F. NOONAN*          Director
- --------------------------------------
          Patrick F. Noonan

        /s/ JANE C. PFEIFFER*           Director
- --------------------------------------
           Jane C. Pfeiffer

              SIGNATURE                                 TITLE
- --------------------------------------  --------------------------------------
      /s/ EDMUND J. PRATT, JR.*         Director
- --------------------------------------
         Edmund J. Pratt, Jr.

       /s/ CHARLES R. SHOEMATE          Director
- --------------------------------------
         Charles R. Shoemate


         /s/ ROGER B. SMITH*            Director
- --------------------------------------
            Roger B. Smith

         /s/ ROBERT C. BUTLER           Senior Vice President and Chief
- --------------------------------------  Financial Officer
           Robert C. Butler

         /s/ ANDREW R. LESSIN           Controller and Chief Accounting
- --------------------------------------  Officer
           Andrew R. Lessin

    By: /s/ JAMES W. GUEDRY
- --------------------------------------
             *James W. Guedry
             Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION
- -------     ---------------------------------------------
 5      --  Opinion of Counsel
23      --  (a) Consent of Independent Public Accountants
            (b) Consent of Counsel (see Exhibit 5)
24      --  Power of Attorney